                                                                     EXHIBIT 4.5



                               BRITISH BIOTECH PLC





                                    RULES OF



                     --------------------------------------

                               BRITISH BIOTECH PLC

                           APPROVED SHARE OPTION PLAN

                     --------------------------------------



                   Authorised by shareholders on 22 April 2003
                      Adopted by the Board on 22 April 2003
   Approved by the Inland Revenue on 20 August 2003 under Reference:X22543/GRP
           Amended by the Board on 27 August 2003 and such amendments approved by the Inland Revenue on 1 September 2003






















                                 ALLEN & OVERY
                                     London

                                   EP:235098.1



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CONTENTS

CLAUSE                                                                 PAGE
------                                                                 ----
1.    Definitions and Interpretation......................................3
2.    Grant of Options....................................................3
3.    Option Price........................................................4
4.    Plan Limits.........................................................5
5.    Rights of exercise and lapse of Options.............................6
6.    Exchange of Options.................................................9
7.    Exercise of Options................................................10
8.    Adjustment of Options..............................................11
9.    Administration.....................................................12
10.   Amending the Plan..................................................13
11.   General............................................................14

APPENDIX
1. Definitions...........................................................16

RULES OF THE BRITISH BIOTECH PLC APPROVED SHARE OPTION PLAN

1.       DEFINITIONS AND INTERPRETATION

1.2      DEFINITIONS

         The words and expressions used in this Plan which have capital letters have the meanings set out in the Appendix.

1.2      INTERPRETATION

         The headings in the Rules are for convenience and should be ignored when construing them. Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders.

         Reference in the Rules to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and include any regulations or other subordinate legislation made under them.

2.       GRANT OF OPTIONS

2.1      GRANT OF OPTIONS

         The Grantor may at its discretion, grant to any Eligible Employee nominated by the Remuneration Committee an Option or Options at the Option Price over such whole number of Shares as it decides.

2.2      PERIOD FOR GRANTING OPTIONS

         Options can only be granted within the period of 42 days starting on:

         2.2.1  the day on which the Plan is approved by the Inland Revenue;

         2.2.2 the day after the day on which the Company makes an announcement of its results for the last preceding financial year, half-year or other period;

         2.2.3 any day on which the Board resolves that exceptional circumstances exist which justify the grant of Options;

         2.2.4 any day on which any change to the legislation affecting Discretionary Share Option Plans is proposed or made;

         2.2.5  the day after any general meeting of the Company.

         No Option can be granted after the Plan Period.

2.3      CONDITIONS TO BE SATISFIED ON THE EXERCISE OF OPTIONS

         An Option may be granted subject to such conditions as the Remuneration Committee may decide being met before it can be exercised. Such conditions:

         2.3.1 must be objective and stated in writing at the Date of Grant and approved in advance by the Inland Revenue;

         2.3.2  may not be waived or amended by the Grantor unless:

                (i) an event occurs which causes the Remuneration Committee to consider that a waiver of or amendment to the conditions would be a fairer measure of performance; and

                (ii) the Remuneration Committee reasonably considers that a waiver of or amendment to the conditions would not make the conditions more difficult to satisfy;

         2.3.3 shall be linked to that which is, in the opinion of the Remuneration Committee, sustained improvement in the underlying financial performance of the Company.

2.4      APPROVALS AND CONSENTS

         The grant of an Option will be subject to obtaining any approval or consent required under any applicable regulations or enactments.

2.5      MANNER OF GRANT AND PAYMENT FOR OPTIONS

         An Option will be granted in the form of a deed or under seal so that it constitutes a binding contract between the Grantor and the Participant. Each Participant will be given an option certificate as evidence of the grant of an Option. There will be no payment for the grant of an Option.

2.6      OPTIONS PERSONAL TO PARTICIPANTS

         An Option is personal to the Participant to whom it is granted. It may not, nor may any rights in respect of it, be transferred, assigned, charged or otherwise disposed of to any Person other than, on the death of a Participant, when it may be transmitted to his personal representatives.

2.7      DISCLAIMER OF OPTIONS

         A Participant may disclaim his Option, in whole or in part, in writing to the Secretary of the Company within 30 days after the Date of Grant. No consideration will be paid for the disclaimer of the Option. To the extent that an Option is disclaimed it will be taken never to have been granted.

3.       OPTION PRICE

3.1      THE REMUNERATION COMMITTEE'S DECISION

         The Remuneration Committee will decide the Option Price of an Option which will be stated at the Date of Grant.

3.2      DECIDING THE OPTION PRICE

         The Option Price cannot be less than the higher of:

         3.2.1 the Market Value of a Share on the Dealing Day immediately preceding the Date of Grant or, if the Remuneration Committee decides, the average of the Market Values on the three or five (as determined by the Remuneration Committee) Dealing Days immediately preceding the Date of Grant; and

         3.2.2 the nominal value of a Share, if the Shares are to be subscribed,

         but subject to any adjustment under Rule 9.

4.       PLAN LIMITS

4.1      LIMIT IMPOSED BY THE INLAND REVENUE

         No option will be granted to an Eligible Employee if it would, at the Date of Grant, result in:

         4.1.1 the total Market Value of the Shares (as calculated under Rule 3.2.1) which the Eligible Employee could acquire on exercise of the Option; and

         4.1.2 the aggregate market values of the Shares which the Eligible Employee could acquire on the exercise of any option(s) granted under the Plan and any other Discretionary Share Option Plan approved by the Inland Revenue and established by the Company or by an Associated Company, exceeding Pound Sterling30,000 or any other Inland Revenue limit applicable from time to time. In determining the limits in this Rule 4.1, no account will be taken of any Shares where the right to acquire them was disclaimed under Rule 2.7 or was released or has lapsed.

4.2      LIMIT IMPOSED BY INSTITUTIONAL SHAREHOLDERS

         Other than in exceptional circumstances at the discretion of the Remuneration Committee, no Option will be granted to an Eligible Employee which would, at the Date of Grant, result in the total Market Value of the Shares over which he has been granted options under the Plan and any other Discretionary Share Option Plan to exceed the greatest of one time the annual rate of his total Remuneration per annum from any Participating Company employing him.

4.3      TIME WHEN MARKET VALUE IS CALCULATED

         Under Rule 4, Market Value is calculated as at the date when the Option is granted.

4.4      THE 10 PER CENT. LIMIT OVER 10 YEARS

         The number of Shares which may be allocated under the Plan on any day cannot, when added to the aggregate of the number of Shares which have been allocated in the previous 10 YEARS under:

         o      the Plan,

         o the British Biotech Deferred Share Bonus Scheme (excluding "Qualifying Awards" as defined in the rules of the British Biotech Deferred Share Bonus Scheme);

         o the British Biotech Executive Share Option Scheme adopted on 18 September, 1996;

         o the British Biotech Group SAYE Share Option Scheme (excluding options granted before 18 September 1996 under the British Biotech Group SAYE Share Option Scheme); and

         o any other Employees' Share Plan adopted by the Company since 18 September 1996,

         exceed that number of Shares that represents 10 PER CENT. of the ordinary share capital of the Company in issue immediately prior to that day.


4.5      EXCLUSIONS FROM THE LIMITS

         In calculating the limits in Rule 4.4, any Shares where the right to acquire them was released or lapsed without being exercised will be disregarded.

4.6      MEANING OF ALLOCATION

         References to the "allocation" of Shares means, in the case of any share option plan, the placing of unissued shares under option and, in relation to other types of Employees' Share Plan, means the issue and allotment of shares.

4.7      GRANT OF OPTIONS IN EXCESS OF LIMITS

         If an Option is granted on terms which do not comply with Rule 4, the number of Shares over which that Option has been granted will:

         4.7.1 in the case of Rules 4.1 or 4.2, be reduced automatically to the largest lower number as would comply with the terms of the appropriate Rule; or

         4.7.2 in any other case, together with the number of Shares over which all other Options have been granted on the same Date of Grant, be reduced pro rata to the largest lower number that complies with the relevant Rule.

         An adjusted Option will take effect from the Date of Grant as if it had been granted on the adjusted terms.

4.8      ADJUSTMENT TO SHARES TO BE TAKEN INTO ACCOUNT

         Where Shares which have been issued under the Plan or any other Employees' Share Plan of the Company are to be taken into account for the purposes of the limits in Rule 4 and a Variation has taken place between the date of issue of those Shares and the date on which the limit is to be calculated, then the number of Shares taken into account for the purposes of the limit will be adjusted in the manner the Board considers appropriate to take account of the Variation.

5.       RIGHTS OF EXERCISE AND LAPSE OF OPTIONS

5.1      GENERAL RULES FOR EXERCISE

         An Option may not be exercised at any time when a Participant has, or within the preceding 12 months has had, a Material Interest in a Close Company which is the Company, any company which has Control of the Company or a Member of a Consortium which owns the Company. Except as provided in Rule 5.2, an Option:

         5.1.1 cannot be exercised earlier than the third anniversary of the Date of Grant or any later date determined by the Grantor at the Date of Grant;

         5.1.2 may only be exercised by a Participant while he is a director or employee of a Participating Company or of an Associated Company;

         5.1.3 may only be exercised if any conditions imposed under Rule 2.3 and not waived have been fulfilled to the satisfaction of the Remuneration Committee, other than following an exchange of options under Rule 6.

5.2      EXERCISE IN PARTICULAR CASES

         An Option may be exercised:

         5.2.1 within the period of one year following the date of death of a Participant;

         5.2.2 within the period of one year following the date on which the Participant ceases to hold an office or employment with a Participating Company or an Associated Company if such cessation is because of:

                (i) injury, ill health, Disability, Retirement or Redundancy (if the Participant ceases employment due to Redundancy more than 12 months from the Date of Grant);

                (ii) the company which employs him ceasing to be under the Control of the Company or such company ceasing to be an Associated Company;

                (iii) the transfer or sale of the undertaking or
                      part-undertaking in which he is employed to a person who is neither under the Control of the Company nor an Associated Company; or

                (iv) any circumstance other than the circumstances specified in Rule 5.2.1 or Rule 5.2.2 (i) to (iii), at the discretion of the Remuneration Committee acting fairly and reasonably exercised within 14 days of the cessation of office or employment.

         5.2.3 within the period of 6 months following the date on which a Person who made an offer to acquire Shares (which was either unconditional or was made on a condition which, if satisfied, would mean that the person making the offer would have Control of the Company), has obtained Control of the Company and any condition subject to which the offer is made has been satisfied. A person will be deemed to have obtained Control of the Company if he and others acting in concert with him (as defined by the City Code on Take-overs and Mergers) have together obtained Control of it;

         5.2.4 at any time during which any Person who has become bound or entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985 remains so bound or entitled;

         5.2.5 within the period of 6 months following the court sanctioning a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies under section 425 of the Companies Act 1985;

         5.2.6 at any time after notice has been given, but before a resolution for the voluntary winding-up of the Company has been passed or defeated or the meeting concluded or adjourned indefinitely, conditionally on the resolution being passed. If the resolution is passed all Options will, to the extent that they have not been exercised, lapse immediately. The Company will give Participants notice of any such resolution; and

         5.2.7 in the period beginning three months before and ending three months after the transfer of a Participant to a country outside the United Kingdom who continues or will continue to hold an office or employment with a Participating Company or an Associated Company as a result of that transfer and will either:

                (i) become subject to income tax on his remuneration in the country to which he is transferred so that he will suffer a tax disadvantage on the exercise of his Option following the transfer; or

                (ii) becomes subject to restrictions on his ability to exercise his Option or to deal in the Shares that may be acquired upon the exercise of that Option because of the securities laws or exchange control laws of the country to which he is transferred.

5.3      EXTENSION OF PERIOD FOR EXERCISE

         If a Participant ceases to hold office or employment in the circumstances referred to in Rule 5.2.2, the Board acting fairly and reasonably may extend the period of exercise so that the Option will remain exercisable from the date the Participant ceases to hold office or employment until the third anniversary of the Date of Grant.

         Any decision made by the Board to extend the period for exercise under this Rule 5.3 must be made prior to the Option lapsing under Rule 5.5.

5.4      CESSATION FOLLOWING PREGNANCY

         For the purposes of Rule 5.2.2(i), a woman who leaves employment because of pregnancy will be regarded as having left employment on the day on which she indicates either that she does not intend to return to work or that she will not be returning to work. If she gives no indication she will be treated as having left employment on the day after the day on which maternity pay under the Employment Rights Act 1996 ceases to be payable, or if later, any other date specified in the terms of her employment, without her returning to work.

5.5      LAPSING OF OPTIONS

         Options will lapse to the extent not exercised on the earliest of:

         5.5.1  the tenth anniversary of the Date of Grant;

         5.5.2  the expiry of any of the periods specified in Rule 5.2.1 and
                5.2.2 (except that if at the time any of the applicable periods under Rule 5.2.2 expire, time is running under the period in Rule 5.2.1, the Option will not lapse until the expiry of the period under Rule 5.2.1);

         5.5.3 the expiry of any of the periods specified in Rules 5.2.3, 5.2.4 and 5.2.5 except where an Option is released in consideration of the grant of a New Option (during one of the periods specified in Rules 5.2.3, 5.2.4 or 5.2.5) under Rule 6;

         5.5.4 the Participant ceasing to hold an office or employment with a Participating Company or an Associated Company in any circumstances OTHER THAN:

                (i) those specified in Rules 5.2.1 or 5.2.2 (including where the Remuneration Committee has exercised its discretion under Rule 5.2.2(iv); or

                (ii) for any reason whatsoever during any of the periods specified in Rules 5.2.3, 5.2.4, 5.2.5 or 5.2.6;

         5.5.5 subject to Rule 5.2.6, the passing of an effective resolution, or the making of an order by the court, for the winding-up of the Company;

         5.5.6 the Participant being deprived of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt; and

         5.5.7  the Participant attempting to breach Rule 2.6.

6.       EXCHANGE OF OPTIONS

6.1      THE ACQUIRING COMPANY

         If any company ("the Acquiring Company"):

         6.1.1 obtains Control of the Company as a result of making a general offer to acquire:

                (i) the whole of the issued ordinary share capital of the Company which is made on condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

                (ii) all the shares in the Company which are of the same class as the Shares,

                in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

         6.1.2 obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985; or

         6.1.3 becomes entitled to acquire Shares under sections 428 to 430F of that Act,

         any Participant may, at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option which has not lapsed ("the Old Option") in consideration of the grant to him of an Option ("the New Option") which (for the purposes of paragraph 27 of Schedule 4 to the Act is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within paragraph 16 of Schedule 4 to the
         Act).

6.2      THE NEW OPTION

         The New Option will not be regarded as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 to the Act are satisfied, but so that the provisions of the Plan will for this purpose be construed as if the New Option were an option granted under the Plan at the same time as the Old Option except for the purpose of the definition of "Participating Company" in the Appendix, and as if:

         6.2.1 the reference to British Biotech plc in the definition of the "Company" in the Appendix were a reference to the different company mentioned in Rule 6.1; and

         6.2.2  the proviso to Rule 10.1 and Rule 10.2 were omitted; and

         6.2.3 references in Rules 8.3, 9.4, 9.5 and 9.6 to the "Grantor" were references to the grantor of the New Option.

7.       EXERCISE OF OPTIONS

7.1      EXERCISE IN WHOLE OR IN PART

         An Option may be exercised in whole or in part, provided that an Option may not be exercised in respect of less than 100 Shares nor otherwise than in multiples of 100 Shares on any one occasion unless either the Option is over less than 100 Shares or it is the last occasion on which the Option is exercised, when it may be exercised in respect of any number of Shares up to the number in respect of which it remains capable of exercise.

7.2      MANNER OF EXERCISE

         Subject to Rule 7.1 above, to exercise an Option, the Participant must deliver at the address specified in the notice of exercise:

         7.2.1 an option certificate covering at least all the Shares over which the Option is then to be exercised;

         7.2.2 the notice of exercise in the prescribed form properly completed and signed by the Participant (or by his duly authorised agent); and

         7.2.3 remittance in cleared funds for the Exercise Price for the Shares over which the Option is exercised.

7.3      OPTION EXERCISE DATE

         If any conditions must be fulfilled before an Option may be exercised, the Option will not be validly exercised unless and until the Remuneration Committee is satisfied that those conditions have been fulfilled. Otherwise, the Option Exercise Date will be the date of receipt of the items referred to in Rule 7.2.

7.4      ISSUE OR TRANSFER OF SHARES

         Subject to Rule 7.5, the Grantor will procure the delivery of any Shares to a Participant (or his nominee) pursuant to the exercise of an Option within 30 days following the Option Exercise Date.

7.5      CONSENTS

         The delivery of any Shares under the Plan will be subject to obtaining any necessary approval or consent.

7.6      RANKING OF SHARES

         Shares acquired by a Participant under the Plan will rank equally in all respects with the Shares then in issue, except that they shall not rank for any right attaching to them by reference to a record date preceding the Option Exercise Date.

7.7      LISTING

         If the Shares are listed on the London Stock Exchange, the Company will apply for listing of any Shares issued under the Plan as soon as practicable after their allotment.

7.8      WITHHOLDING FOR TAX

         If the Particpant has a liability to income tax and/or employee social security contributions liability (the "Liability") on the exercise of an Option then unless:

         (a) the Participant agrees to the deduction of the amount of the Liability from any amount payable by any Participating Company which is the Participant's employer; or

         (b) the Participant has indicated in the form of exercise that he will make a payment to the Company of an amount equal to the Liability and the Participant does, within seven days of being notified by the Company of the amount of the Liability, make such payment to the Company, the Company shall sell sufficient Shares on behalf of the Participant and arrange payment to any Participating Company which is the Participant's employer of an amount equal to the Liability out of the proceeds of sale to reimburse Participating Company which is the Participant's employer.

         A Liability for any Participating Company which is the Participant's employer shall only arise following the exercise of an Option, if it is obliged to (or would suffer a disadvantage if it were not to) account for any income tax or employee's social security liability recoverable from the Participant for which the Participant is liable by virtue of the exercise of the Option.

8.       ADJUSTMENT OF OPTIONS

8.1      VARIATION IN EQUITY SHARE CAPITAL

         If there is a Variation in the equity share capital of the Company:

         8.1.1 the number and/or the nominal value of Shares over which an Option is granted; and

         8.1.2  the Option Price; and

         8.1.3 where an Option has been exercised but on the date of the Variation no Shares have been delivered pursuant to that exercise, the number of Shares which may be delivered and the price at which they may be acquired, will be adjusted in the manner the Remuneration Committee determines so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the Exercise Price will remain unchanged.

8.2      NOMINAL VALUE OF SHARES

         Apart from under this Rule 8.2, no adjustment under Rule 8.1 can reduce the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares, an adjustment may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares will only be made if and to the extent that the Board is authorised to:

         8.2.1 capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price; and

         8.2.2 apply that sum in paying up the Shares so that on exercise of the Option the Board will capitalise that sum and apply it in paying up the Shares.

8.3      NOTIFYING PARTICIPANTS OF ADJUSTMENTS

         The Board will take the steps it considers necessary to notify Participants of any adjustment made under Rule 8 and may call in, cancel, endorse, issue or re-issue any certificate as a result of that adjustment.

8.4      APPROVAL OF INLAND REVENUE

         While the Plan is to remain approved by the Inland Revenue, no adjustment may be made, after the Plan has been approved by the Inland Revenue, without the prior approval of the Inland Revenue.

9.       ADMINISTRATION

9.1      NOTICES

         Any notice or other communication in connection with the Plan will be in writing and may be given:

         9.1.1  by personal delivery; or

         9.1.2  by sending it by post:

                (i)   in the case of a company to its registered office; and

                (ii) in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment; or

         9.1.3 by sending it by facsimile, email or any form of electronic transfer acceptable to the Grantor to:

                (i) in the case of a company, the facsimile number, email address or other number or address that the company notifies; and

                (ii) in the case of an individual to his last known facsimile number or email address, or where he is a director or employee of a Participating Company or an Associated Company, to his workplace facsimile number or email address.

9.2      WHEN NOTICE IS GIVEN

         Any notice under Rule 9.1 will be given:

         9.2.1  if delivered, at the time of delivery;

         9.2.2 if posted, at 10.00am on the second business day after it was put into the post; or

         9.2.3 if sent by facsimile, email or any other form of electronic transfer at the time of despatch.

         In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic transfer was properly addressed and despatched as appropriate.

9.3      DOCUMENTS SENT TO SHAREHOLDERS

         Participants may receive copies of any notice or document sent by the Company to the holders of Shares.

9.4      PARTIAL EXERCISE OF OPTIONS

         If an Option is received in part, the Grantor may call in, endorse or cancel and re-issue, as it considers appropriate, any certificate for the balance of the Shares over which the Option was granted.

9.5      REPLACEMENT OPTION CERTIFICATES

         If any option certificate is worn out, defaced or lost, it may be replaced on the evidence that the Grantor requires being provided.

9.6      SHARES TO COVER OPTIONS

         The Grantor will ensure that sufficient Shares are available to satisfy all outstanding Options.

9.7      ADMINISTRATION OF THE SCHEME

         The Plan will be administered by the Remuneration Committee. The Remuneration Committee has full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt any regulations for administering the Plan and any documents it thinks necessary or appropriate. The Remuneration Committee's decision on any matter concerning the Plan will be final and binding.

9.8      COSTS OF INTRODUCING AND ADMINISTERING THE PLAN

         The costs of introducing and administering the Plan will be borne by the Company. However, the Company may require any Subsidiary of the Company to enter into an agreement which obliges that Subsidiary to reimburse the Company for any costs borne by the Company, directly or indirectly, in respect of the Subsidiary's officers or employees. The Company may also enter into a similar agreement with any Participating Company or Associated Company which is not a Subsidiary of the Company.

10.      AMENDING THE PLAN

10.1     THE BOARD'S POWER TO AMEND THE PLAN

         Subject to the provisions of Rule 10, the Board can at any time amend any of the provisions of the Plan in any respect.

10.2     SHAREHOLDERS' APPROVAL

         No amendment to the advantage of Participants will be made under Rule
         10.1 without the prior approval by ordinary resolution of the members of the Company in general meeting unless the amendment is:

         10.2.1 minor and to benefit the administration of the Plan;

         10.2.2 to take account of any changes in legislation; or

         10.2.3 to obtain or maintain favourable taxation, exchange control or regulatory treatment for the Company, a Subsidiary of the Company or an Associated Company or any Participant.

10.3     PARTICIPANTS' APPROVAL

         No amendment will be made under Rule 10.1 which would abrogate or adversely affect the subsisting rights of a Participant unless it is made:

         10.3.1 with the written consent of the number of Participants that hold Options under the Plan to acquire 75 per cent. of the Shares which would be delivered if all Options granted and subsisting under the Plan were exercised (ignoring any conditions which may be attached to their exercise); or

         10.3.2 by a resolution at a meeting of Participants passed by not less than 75 per cent. of the Participants who attend and vote either in person or by proxy,

         and for the purpose of this Rule 10.3 the provisions of the articles of association of the Company relating to shareholder meetings will apply with the necessary changes.

10.4     NOTICE OF AMENDMENTS

         Participants will be given written notice of any amendments to the Plan made under Rule 10.1 as soon as reasonably practicable after they have been made.

10.5     PROHIBITED AMENDMENT

         No amendment will be made to the Plan if, as a result of the amendment, it would cease to be an Employees' Share Plan.

10.6     INLAND REVENUE APPROVAL

         While the Plan is to remain approved by the Inland Revenue, no amendment made after it has been approved by the Inland Revenue will have effect until the amendment has been approved, if required, by the Inland Revenue.

11.      GENERAL

11.1     TERMINATION OF THE PLAN

         The Plan will terminate at the end of the Plan Period or at any earlier time by the passing of an appropriate resolution by the Board. Termination of the Plan will not affect the subsisting rights of Participants.

11.2     THE PLAN AND FUNDING THE PURCHASE OF SHARES

         The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable law.

11.3     RIGHTS OF PARTICIPANTS AND ELIGIBLE EMPLOYEES

         Nothing in the Plan will give any officer or employee of any Participating Company or Associated Company any right to participate in the Plan. The rights and obligations of any individual under the terms of his office or employment with a Participating Company or Associated Company will not be affected by his participation in the Plan nor any right which he may have to participate under it. A Participant holding an Option will not have any rights of a shareholder of the Company with respect to that Option or the Shares subject to it.

11.4     NO RIGHTS TO COMPENSATION OR DAMAGES

         A Participant waives all and any rights to compensation or damages for the termination of his office or employment with a Participating Company or Associated Company for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or to be entitled to exercise any Option under the Plan as a result of that termination or from the loss or diminution in value of such rights or entitlements. Nothing in the Plan or in any document executed under it will give any Person any right to continue in Employment or will affect the right of the Company, any Subsidiary of the Company or any Associated Company to terminate the employment of any Participant without liability at any time, with or without Cause, or will impose on the Company, any Participating Company, the Grantor, the Board or the Remuneration Committee or their respective agents and employees any liability in connection with the loss of a Participant's benefits or rights on the exercise of a discretion under the Plan for any reason as a result of the termination of his employment.

11.5     THE BENEFITS OF RULE 11.3 AND 11.4

         The benefit of Rules 11.3 and 11.4 is given for the Company, for itself and as trustee and agent of all its Subsidiaries and Associated Companies. The Company will hold the benefit of these Rules on trust and an agent for each of them and may assign the benefit of this Rule
         11.5 to any of them.

11.6     ARTICLES OF ASSOCIATION

         Any Shares acquired on the exercise of Options shall be subject to the articles of association of the Company.

11.7     CLAIMS FOR RELIEF UNDER THE TAXATION OF CHARGEABLE GAINS ACT 1992

         If Shares are transferred to a Participant in pursuance of any Option granted under the Plan, the Participant will, if required by the person making the transfer, join that person in making a claim for relief under section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal effecting the transfer.

11.8     SEVERABILITY

         The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan.

11.9     GOVERNING LAW

         These Rules will be governed by and construed in accordance with the law of England. All Participants, the Company and any other Participating Company or Associated Company will submit to the jurisdiction of the English courts in relation to anything arising under the Plan.

                                   APPENDIX 1

DEFINITIONS

   ACT                       Income Tax (Earnings & Pensions) Act 2003;

   APPENDIX                  this appendix which forms part of the Rules;

   APPROPRIATE PERIOD        the meaning given by paragraph 26(3) of
                             Schedule 4 of the Act;

   ASSOCIATED COMPANY        in relation to the Company:

                             (i)  any company which has Control of the Company;

                             (ii) any company (other than a Participating
                                  Company) which is under the Control of any company referred to in (i) above;

   BOARD the board of directors for the time being of the Company or a duly authorised committee of it which for the avoidance of doubt may include the Remuneration Committee;

   CLOSE COMPANY             the meaning given by section 414 (1) of the Income
                             and Corporation Taxes Act 1988 as varied by paragraph 9 of Schedule 4 of the Act;

   THE COMPANY               British Biotech plc (registered no. 2304992);

   CONTROL                   means the power of a person to secure:

                             (ii) by means of the holding of shares or the possessio of voting power in or in relation to that or any other body corporate; or

                             (ii) by virtue of any power conferred by the articles of association or other document regulating that or any other body corporate,

                             that the affairs of the first mentioned body corporate are conducted in accordance with the wishes of that person;


   DATE OF GRANT             with respect to an Option the date on which the
                             Grantor grants it under Rule 2.5;

   DEALING DAY               any day on which the London Stock Exchange is open
                             for the transaction of business;

   DISCRETIONARY
   SHARE OPTION PLAN         a share option plan, other than a savings-related
                             share option plan, in which participation is at the discretion of the grantor of options under that plan;

   ELIGIBLE EMPLOYEE         any person who at the Date of Grant:

                             (ii)  is an employee or director of a
                                   Participating

                                   Company on terms which, in either case,
                                   require him to devote substantially the
                                   whole of his working time to his duties
                                   as such and, in the case of a director,
                                   is also full time within the meaning of
                                   paragraph 8 (1) of Schedule 4 of the
                                   Act; or

                             (ii)  does not have, and within the preceding
                                   12 months has not had, a Material Interest in a Close Company which is the Company, a company which has Control of the Company or a Member of a Consortium which owns the Company; and

                             (iii) is not within 2 years of his normal
                                   retirement date under his contract of
                                   employment;

   EMPLOYEES' SHARE PLAN     In relation to the Company, a scheme for
                             encouraging or facilitating the holding of shares or debentures in a company by or for the benefit of:

                             (i)   the bona fide employees or former
                                   employees of the Company, the Company's
                                   subsidiary or holding company or a
                                   subsidiary of the Company's holding
                                   company; or

                             (ii) the wives, husbands, widows, widowers or children or step-children under the age of 18 of such employees or former employees;

   EXERCISE PRICE            the total amount payable on the exercise of an
                             Option, whether in whole or in part, being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

   GRANTOR in relation to an Option, the Person who granted it, which may be the Company or any other Person;

   JOINTLY OWNED COMPANY     (a) is a jointly owned company as defined in
                                 paragraph 34 of Schedule 4 of the Act in relation to the Company or any company under the control of that jointly owned company; or

                             (b) which is under the control of any company
                                 within (a) above;

   LONDON STOCK EXCHANGE     the London Stock Exchange plc or any successor
                             body carrying on the business of the London Stock
                             Exchange plc;

   MARKET VALUE              in relation to a Share on any day:

                             (i) if the Shares are listed on the London Stock Exchange, its middle market quotation (as derived from the Daily Official List of the London Stock Exchange on that day); or

                             (ii) if the Shares are not listed on the London Stock Exchange either:

                                   (a) its market value, determined in
                                       accordance with Part VIII of the
                                       Taxation of Chargeable Gains Act 1992 and agreed in advance with the Inland
                                       Revenue Share Valuation; or

                                   (b) its middle market quotation as derived
                                       from a Recognised Stock Exchange as
                                       agreed in advance with the Inland
                                       Revenue Share Valuation;

   MATERIAL INTEREST         the meaning given by paragraph 10 of Schedule 4
                             of the Act;

   MEMBER OF A CONSORTIUM    the meaning given by paragraph 36(2) of Schedule
                             4 of the Act;

   OPTION a right to acquire Shares under the Plan which is either subsisting or is proposed to be granted;

   OPTION EXERCISE DATE      the date when the exercise of an Option is
                             effective because it complies with Rules 7.2 and 7.3;

   OPTION PRICE              the price per Share at which a Participant may
                             acquire Shares on the exercise of an Option determined under Rule 3;

   PARTICIPANT               any Eligible Employee to whom an Option has been
                             granted, or (where the context requires) his personal representatives;


   PARTICIPATING COMPANY     (i)    the Company; and

                             (ii) any other company which is under the Control of the Company, is a Subsidiary of the Company and is for the time being designated by the Board as a Participating Company; and

                             (iii) any other company which is a Jointly Owned Company and which has been designated by the Board as being a Participating Company;

   PERSON any individual, corporation, partnership, limited liability company, trust or other entity of whatever nature;

   PLAN the British Biotech plc Approved Share Option Plan in its present form or as from time to time amended in accordance with the Rules;

   PLAN PERIOD               the period starting on the date the Plan is
                             approved by the Company in general meeting and ending on the 10th anniversary of that date;

   RECOGNISED STOCK
   EXCHANGE A stock exchange deemed by the Inland Revenue to be a recognised stock exchange in accordance with
                             Section 841 of the Income and Corporation
                             Taxes Act 1988;

   REDUNDANCY                Termination of the Participant's employment
                             attributable to the fact that he is made redundant within the terms of the Employment Rights Act 1996:


   REMUNERATION              An Eligible Employee's base salary for the current
                             year together with any bonus(es) paid to that Eligible Employee in the previous year;

   REMUNERATION COMMITTEE    a duly authorised remuneration committee of the
                             Board all or the majority of whose members are non-executive directors;

   RETIREMENT                Retirement at age 55 or later in accordance with
                             the Participant's contract of Employment or otherwise with the agreement of the company which employs him;

   RULES                     these rules as amended from time to time;

   SHARE a fully paid ordinary share in the capital of the Company which satisfies paragraphs 16 to 20 of Schedule 4 to the Act;

   SUBSIDIARY                a company is a subsidiary of another company if:

                             (i)  that other company:

                                  (a) is a member of it and controls the
                                      composition of its board of directors; or

                                  (b) holds more than half in nominal value of
                                      its equity share capital; or

                             (ii) the first mentioned company is a subsidiary
                                  of any company which is that other's
                                  subsidiary; and

   VARIATION                 in relation to the equity share capital of the
                             Company a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation or reduction.

                        APPENDIX 2 PERFORMANCE CONDITIONS

1.     INTRODUCTION

       This Appendix 2 contains the performance conditions to which any Options granted under the Plan will be subject unless and until the Remuneration Committee decides otherwise. Words and expressions defined in the rules of the Plan will have the same meaning in this Appendix 2 unless otherwise stated.

2.     DEFINITIONS

       The following definitions will apply in this Schedule.

       AVERAGE SHARE PRICE          the average of a company's Share Price on
                                    the 30 Dealing Days ending with the day in question (or, if that day is not a Dealing day, ending on the preceding Dealing Day);

       COMPARATOR GROUPS            the FTSE Small Cap Index;

       END DATE the last Dealing Day in any Performance Period, or in the event of re-testing the first anniversary of the End Date;

       FTSE SMALL CAP INDEX         an index of FTSE all share listed UK
                                    companies excluding the 350 largest stock as constituted from time to time;

       PERFORMANCE PERIOD           with respect to an Option the period of
                                    three years starting on its Date of Grant;

       SHARE PRICE                  the middle market quotation of a Share as
                                    derived from the Daily Official List of the London Stock Exchange;

       START DATE                   the last Dealing Day immediately preceding
                                    the start of a Performance Period;

3.     PERFORMANCE CONDITIONS

       The vesting of an Option will be dependent on the Company's Share Price growth relative to the Share Price growth of the constituent companies in the Comparator Group.

4.     RANKING OF COMPANIES

       As soon as reasonably practicable following the end of a Performance Period, the Remuneration Committee will rank all of the companies in the Comparator Group by their respective growths in Average Share Price. Accordingly, the Remuneration Committee will, for the Company and every company in the Comparator Group, compare its Average Share Price on the End Date with its Average Share Price on the Start Date, and compute the percentage growth from one to the other. The Company and the companies in the Comparator Group will then be ranked by the resulting figures (the company having the highest figure having the highest ranking). The Company's "Ranking" in the Comparator Group will be calculated by dividing its position in the ranking by the number of companies in the Comparator Group and multiplying the result by 100.

5.     VESTING OF OPTION

       An Option will vest and be exercisable:

       (i) in full if the Company's Ranking places it at or above the upper quartile of the companies in the Comparator Group; and

       (ii) as to 50% of the shares if the Company's Ranking places it at the median point of the companies in the Comparator Group.


       If the Company's Ranking places it between the median and the upper quartile, an Option will vest and be exercisable on a straight line sliding scale between these two points.

       None of the shares subject to an Option will vest if the Company's Ranking places it below the median of the companies in the Comparator Group.

6.     RE-TESTING OF PERFORMANCE CONDITION

       The performance target will be first tested on the End Date. If the target is not satisfied in full at this time it can be retested, but not beyond the fourth anniversary of the Date of Grant, over a period commencing with the Start Date.

7.     LAPSE OF OPTION

       To the extent that an Option does not become exercisable by the fourth anniversary of the Date of Grant date, it will lapse.

8.     ADJUSTMENT

       The Remuneration Committee may make any adjustment to the performance condition set out in this Schedule that it considers appropriate to take account of any change to the determination of a company's Share Price or any other factors it considers relevant.

                                                                    OCTOBER 2003

                               BRITISH BIOTECH PLC










                     ---------------------------------------

                                  RULES OF THE
                               BRITISH BIOTECH PLC
                                  DISCRETIONARY
                                SHARE OPTION PLAN
                    ----------------------------------------





                   AUTHORISED BY SHAREHOLDERS ON 22 APRIL 2003
              AMENDED BY THE BOARD ON 22 APRIL 2003 AND ON [ ] 2003













                                  ALLEN & OVERY
                                   EP:235949.2

                                                                    OCTOBER 2003



CONTENTS

CLAUSE                                                                  PAGE
------                                                                  ----

1.       Definitions and Interpretation...................................2
2.       Grant of Options.................................................2
3.       Option Price.....................................................3
4.       Plan Limits......................................................4
5.       Rights of Exercise and Lapse of Options..........................5
6.       Exchange of Options..............................................7
7.       Exercise of Options..............................................8
8.       Adjustment of Options...........................................10
9.       Administration..................................................11
10.      Amending the Plan...............................................13
11.      General  .......................................................14


APPENDICES

1.     Definitions
2.     Performance Conditions

                                                                    OCTOBER 2003


RULES OF THE BRITISH BIOTECH PLC DISCRETIONARY SHARE OPTION PLAN

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         The words and expressions used in this Plan which have capital letters have the meanings set out in Appendix 1.

1.2      INTERPRETATION

         The headings in the Rules are for convenience and should be ignored when construing them. Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders.

         Reference in the Rules to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and include any regulations or other subordinate legislation made under them.

2.       GRANT OF OPTIONS

2.1      GRANT OF OPTIONS

         The Grantor may at its discretion, grant to any Eligible Employee nominated by the Remuneration Committee an Option or Options at the Option Price over such whole number of Shares as it decides.

2.2      PERIOD FOR GRANTING OPTIONS

         Options can only be granted within the period of 42 days starting on:

         2.2.1 the day after the day on which the Company makes an announcement of its results for the last preceding financial year, half-year or other period;

         2.2.2 any day on which the Board resolves that exceptional circumstances exist which justify the grant of Options;

         2.2.3 any day on which any change to the legislation affecting Discretionary Share Option Plans is proposed or made;

         2.2.4  the day after any general meeting of the Company.

         No Option can be granted after the Plan Period.

2.3      CONDITIONS TO BE SATISFIED ON THE EXERCISE OF OPTIONS

         An Option may be granted subject to such conditions as the Remuneration Committee may decide being met before it can be exercised. Such conditions:

         2.3.1  must be objective and stated in writing at the Date of Grant;

                                                                    OCTOBER 2003
         2.3.2  may not be waived or amended by the Grantor unless:

                (i) an event occurs which causes the Remuneration Committee to consider that a waiver of or amendment to the conditions would be a fairer measure of performance; and

                (ii) the Remuneration Committee reasonably considers that a waiver of or amendment to the conditions would not make the conditions more difficult to satisfy;

         2.3.3 shall be linked to that which is, in the opinion of the Remuneration Committee, sustained improvement in the underlying financial performance of the Company.

         2.3.4 In addition the Grantor may make the exercise of Option subject to any other conditions it thinks fit.

2.4      APPROVALS AND CONSENTS

         The grant of an Option will be subject to obtaining any approval or consent required under any applicable regulations or enactments.

2.5      MANNER OF GRANT AND PAYMENT FOR OPTIONS

         An Option will be granted so that it constitutes a binding contract between the Grantor and the Participant. Each Participant will be given an option certificate as evidence of the grant of an Option. There will be no payment for the grant of an Option.

2.6      OPTIONS PERSONAL TO PARTICIPANTS

         An Option is personal to the Participant to whom it is granted. It may not, nor may any rights in respect of it, be transferred, assigned, charged or otherwise disposed of to any Person other than, on the death of a Participant, when it may be transmitted to his personal representatives.

2.7      DISCLAIMER OF OPTIONS

         A Participant may disclaim his Option, in whole or in part, in writing to the Secretary of the Company within 30 days after the Date of Grant. No consideration will be paid for the disclaimer of the Option. To the extent that an Option is disclaimed it will be taken never to have been granted.

3.       OPTION PRICE

3.1      THE REMUNERATION COMMITTEE'S DECISION

         The Remuneration Committee will decide the Option Price of an Option which will be stated at the Date of Grant.

3.2      DECIDING THE OPTION PRICE

         The Option Price cannot be less than the higher of:

         3.2.1 the Market Value of a Share on the Dealing Day immediately preceding the Date of Grant or, if the Remuneration Committee decides, the average of the Market Values on the three or five (as determined by the Remuneration Committee) Dealing Days immediately preceding the Date of Grant; and

                                                                    OCTOBER 2003

         3.2.2 the nominal value of a Share, if the Shares are to be subscribed,

         but subject to any adjustment under Rule 9.

4.       PLAN LIMITS

4.1      LIMIT IMPOSED BY INSTITUTIONAL SHAREHOLDERS

         Other than in the first year of operation of the Plan or in exceptional circumstances at the discretion of the Remuneration Committee, no Option will be granted to an Eligible Employee which would, at the Date of Grant, result in the total Market Value of the Shares over which he has been granted options under the Plan and any other Discretionary Share Option Plan to exceed one times the annual rate of his total Remuneration per annum from any Participating Company employing him. In the first year of operation of the Plan an Option may be granted to an Eligible Employee which would, at the Date of Grant, result in the total Market Value of the Shares over which the Eligible Employee had been granted Options under the Plan and any other Discretionary Share Option Plan being a multiple of up to 2.75 times his annual salary (excluding bonuses, commissions and benefits in kind).

4.2      TIME WHEN MARKET VALUE IS CALCULATED

         Under Rule 4, Market Value is calculated as at the date when the Option is granted.

4.3      THE 10 PER CENT. LIMIT OVER 10 YEARS

         The number of Shares which may be allocated under the Plan on any day cannot, when added to the aggregate of the number of Shares which have been allocated in the previous 10 YEARS under:

         o   the Plan;

         o the British Biotech Deferred Share Bonus Scheme (excluding "Qualifying Awards" as defined in the rules of the British Biotech Deferred Share Bonus Scheme);

         o the British Biotech Executive Share Option Scheme adopted on 18 September 1996;

         o the British Biotech Group SAYE Share Option Scheme (excluding options granted before 18 September 1996 under the British Biotech Group SAYE Share Option Scheme); and

         o any other Employees' Share Plan adopted by the Company since 18 September 1996,

         exceed that number of Shares that represents 10 PER CENT. of the ordinary share capital of the Company in issue immediately prior to that day.

4.4      EXCLUSIONS FROM THE LIMITS

         In calculating the limits in Rule 4.3, any Shares where the right to acquire them was released or lapsed without being exercised will be disregarded.

4.5      MEANING OF ALLOCATION

         References to the "allocation" of Shares means, in the case of any share option plan, the placing of unissued shares under option and, in relation to other types of Employees' Share Plan, means the issue and allotment of shares.

                                                                    OCTOBER 2003

4.6      GRANT OF OPTIONS IN EXCESS OF LIMITS

         If an Option is granted on terms which do not comply with Rule 4, the number of Shares over which that Option has been granted will:

         4.6.1 in the case of Rule 4.1, be reduced automatically to the largest lower number as would comply with the terms of that Rule;

         4.6.2 in any other case, together with the number of Shares over which all other Options have been granted on the same Date of Grant, be reduced pro rata to the largest lower number that complies with the relevant Rule.

         An adjusted Option will take effect from the Date of Grant as if it had been granted on the adjusted terms.

4.7      ADJUSTMENT TO SHARES TO BE TAKEN INTO ACCOUNT

         Where Shares which have been issued under the Plan or any other Employees' Share Plan of the Company are to be taken into account for the purposes of the limits in Rule 4 and a Variation in the equity share capital of the Company has taken place between the date of issue of those Shares and the date on which the limit is to be calculated, then the number of Shares taken into account for the purposes of the limit will be adjusted in the manner the Board considers appropriate to take account of the Variation.

5.       RIGHTS OF EXERCISE AND LAPSE OF OPTIONS

5.1      GENERAL RULES FOR EXERCISE

         Except as provided in Rule 5.2, an Option:

         5.1.1 cannot be exercised earlier than the third anniversary of the Date of Grant or any later date determined by the Grantor at the Date of Grant;

         5.1.2 may only be exercised by a Participant while he is a director or employee of a Participating Company or of an Associated Company;

         5.1.3 may only be exercised if any conditions imposed under Rule 2.3 and not waived have been fulfilled to the satisfaction of the Remuneration Committee, other than following an exchange of options under Rule 6.

5.2      EXERCISE IN PARTICULAR CASES

         An Option may be exercised:

         5.2.1 within the period of one year following the date of death of a Participant;

         5.2.2 within the period of one year following the date on which the Participant ceases to hold an office or employment with a Participating Company or an Associated Company if such cessation is because of:

                (i) ill health, Disability, Retirement or Redundancy (if the Participant ceases employment due to Redundancy more than 12 months from the Date of Grant);

                                                                    OCTOBER 2003

                (ii) the company which employs him ceasing to be under the Control of the Company or such company ceasing to be an Associated Company;

                (iii) the transfer or sale of the undertaking or part-undertaking in which he is employed to a person who is neither under the Control of the Company nor an Associated Company; or

                (iv) any circumstances other than the circumstances specified in Rule 5.2.1 or Rule 5.2.2 (i) to (iii), at the discretion of the Remuneration Committee exercised within 14 days of the cessation of office or employment.

         5.2.3 within the period of 6 months following the date on which a Person who made an offer to acquire Shares (which was either unconditional or was made on a condition such that if it were satisfied the person making the offer would have Control of the Company), has obtained Control of the Company and any condition subject to which the offer is made has been satisfied. A person will be deemed to have obtained Control of the Company if he and others acting in concert with him (as defined by the City Code on Take-overs and Mergers) have together obtained Control of it;

         5.2.4 at any time during which any Person who has become bound or entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985 remains so bound or entitled;

         5.2.5 within the period of 6 months following the court sanctioning a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies under section 425 of the Companies Act 1985;

         5.2.6 at any time after notice has been given, but before a resolution for the voluntary winding-up of the Company has been passed or defeated or the meeting concluded or adjourned indefinitely, conditionally on the resolution being passed. If the resolution is passed all Options will, to the extent that they have not been exercised, lapse immediately. The Company will give Participants notice of any such resolution; and

         5.2.7 in the period beginning three months before and ending three months after the transfer of a Participant to a country outside the United Kingdom who continues or will continue to hold an office or employment with a Participating Company or an Associated Company as a result of that transfer and will either:

                (i) become subject to income tax on his remuneration in the country to which he is transferred so that he will suffer a tax disadvantage on the exercise of his Option following the transfer; or

                (ii) becomes subject to restrictions on his ability to exercise his Option or to deal in the Shares that may be acquired upon the exercise of that Option because of the securities laws or exchange control laws of the country to which he is transferred.

5.3      CESSATION FOLLOWING PREGNANCY

         For the purposes of Rule 5.2.2(i), a woman who leaves employment because of pregnancy will be regarded as having left employment on the day on which she indicates either that she does not intend to return to work or that she will not be returning to work. If she does not give such indication she will be treated as having left employment on the day after the day on

                                                                    OCTOBER 2003

         which maternity pay under the Employment Rights Act 1996 ceases to be payable, or if later, any other date specified in the terms of her employment.

5.4      LAPSING OF OPTIONS

         An Option will lapse to the extent not exercised on the earliest of:

         5.4.1  the tenth anniversary of the Date of Grant;

         5.4.2  the expiry of any of the periods specified in Rule 5.2.1 and
                5.2.2 (except that if at the time any of the applicable periods under Rule 5.2.2 expire, time is running under the period in Rule 5.2.1, the Option will not lapse until the expiry of the period under Rule 5.2.1);

         5.4.3 the expiry of any of the periods specified in Rules 5.2.3, 5.2.4 and 5.2.5 except where an Option is released in consideration of the grant of a New Option (during one of the periods specified in Rules 5.2.3, 5.2.4 or 5.2.5) under Rule 6;

         5.4.4 the Participant ceasing to hold an office or employment with a Participating Company or an Associated Company in any circumstances OTHER THAN:

                (i) those specified in Rules 5.2.1 or 5.2.2 (including where the Remuneration Committee has exercised its discretion under Rule 5.2.2(iv)); or

                (ii) for any reason whatsoever during any of the periods specified in Rules 5.2.3, 5.2.4, 5.2.5 or 5.2.6;

         5.4.5 subject to Rule 5.2.6, the passing of an effective resolution, or the making of an order by the court, for the winding-up of the Company;

         5.4.6 the Participant being deprived of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt;

         5.4.7 the time specified in any performance conditions attached to the Option but only to the extent specified in the performance conditions; and

         5.4.8  the Participant attempting to breach Rule 2.6.

6.       EXCHANGE OF OPTIONS

6.1      THE ACQUIRING COMPANY

         If any company ("the Acquiring Company"):

         6.1.1 obtains Control of the Company as a result of making a general offer to acquire:

                (i) the whole of the issued ordinary share capital of the Company which is made on condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

                (ii) all the shares in the Company which are of the same class as the Shares,

                in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

                                                                    OCTOBER 2003

         6.1.2 obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985; or

         6.1.3 becomes entitled to acquire Shares under sections 428 to 430F of that Act,

         any Participant may, at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option which has not lapsed ("the Old Option") in consideration of the grant to him of an Option ("the New Option") which (for the purposes of paragraph 27 of Schedule 4 to the Taxes Act) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within paragraph 16 of Schedule 4 to the Taxes Act).

6.2    THE NEW OPTION

         The New Option will not be regarded as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 to the Taxes Act are satisfied, but so that the provisions of the Plan will for this purpose be construed as if the New Option were an option granted under the Plan at the same time as the Old Option except for the purpose of the definition of "Participating Company" in the Appendix, and as if:

         6.2.1 the reference to British Biotech plc in the definition of the "Company" in the Appendix were a reference to the different company mentioned in Rule 6.1; and

         6.2.2  the proviso to Rule 10.1 and Rule 10.2 were omitted; and

         6.2.3 references in Rules 8.3, 9.4, 9.5 and 9.6 to the "Grantor" were references to the grantor of the New Option.

7.       EXERCISE OF OPTIONS

7.1      EXERCISE IN WHOLE OR IN PART

         An Option may be exercised in whole or in part, provided that an Option may not be exercised in respect of less than 100 Shares nor otherwise than in multiples of 100 Shares on any one occasion unless either the Option is over less than 100 Shares or it is the last occasion on which the Option is exercised, when it may be exercised in respect of any number of Shares up to the number in respect of which it remains capable of exercise.

7.2      MANNER OF EXERCISE

         Subject to Rule 7.1 and 7.3, to exercise an Option, the Participant must deliver at the address specified in the notice of exercise:

         7.2.1 an option certificate covering at least all the Shares over which the Option is then to be exercised;

         7.2.2 the notice of exercise in the prescribed form properly completed and signed by the Participant (or by his duly authorised agent); and

         7.2.3 remittance in cleared funds for the Exercise Price for the Shares over which the Option is exercised.

                                                                    OCTOBER 2003


7.3      EQUITY SETTLED STOCK APPRECIATION RIGHTS

         The Company may, in its discretion, decide that this Rule 7.3 rather than Rule 7.2 will apply to a Participant on the exercise of an Option and if so, shall notify the Participant of this prior to the date on which the Option first becomes exercisable. Where an Option is exercised in accordance with this Rule:

         7.3.1 the Participant will be exercising that Option to acquire such whole number of Shares as is as close as possible equal to the difference between the Market Value of the Shares on the Option Exercise Date and the Exercise Price which would be applicable under rule 7.2 (the "Exercise Gain"), with any fractional entitlement to Shares arising from the calculation of the Exercise Gain being rounded down and with the cash balance being transferred to the Participant at the same time as the Shares referred to at Rule 7.3.3 are transferred to the Participant;

         7.3.2 the Participant will complete and return to the Company such documents as the Company may require and notify to the Participant, including an undertaking to pay to the Company out of the proceeds of sale of sufficient Shares from the Exercise Gain the aggregate nominal value of the number of Shares as is equal to the Exercise Gain;

         7.3.3 as soon as practicable following receipt of the documents referred to at 7.3.2, the Company will calculate the amount of the Participant's Exercise Gain and allot to the Company's broker, or such other person nominated by the Company (the "Broker") such whole number of Shares as is as close as possible to the Participant's Exercise Gain and instruct the Broker to:

                (i) sell sufficient Shares to satisfy payment of the aggregate nominal value of the Shares equal to the Exercise Gain and of any income tax and social security contributions (in accordance with Rule 7.5) arising on the exercise of the Option under Rule 7.3.1;

                (ii) pay over to the Company on behalf of the Participant the sale proceeds equal to the aggregate nominal value of the Shares representing the Exercise Gain; and


                (iii) pay over to the Company or the Participant's employer the sale proceeds equal to the Participant's liability to income tax and social security contributions (in accordance with Rule 7.5); and

                (iv) transfer the balance of Shares together with any cash balance from the sale of Shares to the Participant.

         The Company may, at any time and in its discretion, amend the provisions for dealing with the delivery of Shares and any cash balances as set out in this Rule 7.3.3.

7.4      OPTION EXERCISE DATE

         If any conditions as set out in Rule 2.3 must be fulfilled before an Option may be exercised, the Option may not be exercised unless and until the Remuneration Committee is satisfied that those conditions have been fulfilled. Otherwise, the Option Exercise Date will be the date on which (i) all documents referred to in Rule 7.2, or, Rule 7.3 (duly completed to the satisfaction of the Company) have been received; and (ii) any other conditions which the exercise of the Option may be subject to have been met.

                                                                    OCTOBER 2003

7.5      WITHHOLDING FOR TAX

         The Grantor or the Participant's employing company may withhold any amount and make the arrangements it considers necessary to meet any liability of the Participant to taxation or social security contributions in connection with the grant, exercise or cancellation of Options (or otherwise from benefits delivered under the Plan). These arrangements may include the sale of any Shares acquired by a Participant under the Plan on behalf of a Participant. Where the Company has made the exercise of an Option subject to the condition that the Participant shall enter into an agreement or election for the purposes of paragraphs 3A(2) or 3B(1) respectively of Schedule 1 to the Social Security Contributions and Benefits Act 1992 in relation to the recovery of or transfer of liability of secondary class 1 national insurance contributions, the exercise of the Option is also conditional upon such condition being met.

7.6      ISSUE OR TRANSFER OF SHARES

         Subject to Rule 7.6, the Grantor will use its best endeavours to procure the delivery or transfer of any Shares to a Participant (or his nominee) pursuant to the exercise of an Option within 30 days following the Option Exercise Date.

7.7      CONSENTS

         The delivery or transfer of any Shares under the Plan will be subject to obtaining any necessary approval or consent.

7.8      RANKING OF SHARES

         Shares acquired by a Participant under the Plan will rank equally in all respects with the Shares then in issue, except that they shall not rank for any right attaching to them by reference to a record date preceding the Option Exercise Date.

7.9      LISTING

         If the Shares are listed on the London Stock Exchange, the Company will apply for listing of any Shares issued under the Plan as soon as practicable after their allotment.

8.       ADJUSTMENT OF OPTIONS

8.1      VARIATION IN EQUITY SHARE CAPITAL

         If there is a Variation in the equity share capital of the Company:

         8.1.1 the number and/or the nominal value of Shares over which an Option is granted; and

         8.1.2  the Option Price; and

         8.1.3 where an Option has been exercised but on the date of the Variation no Shares have been delivered pursuant to that exercise, the number of Shares which may be delivered and the price at which they may be acquired, will be adjusted in the manner the Remuneration Committee determines so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the Exercise Price will remain unchanged.

                                                                    OCTOBER 2003

8.2      NOMINAL VALUE OF SHARES

         Apart from under this Rule 8.2, no adjustment under Rule 8.1 can reduce the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares, an adjustment may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares will only be made if and to the extent that the Board is authorised to:

         8.2.1 capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price; and

         8.2.2 apply that sum in paying up the Shares so that on exercise of the Option the Board will capitalise that sum and apply it in paying up the Shares.

8.3      NOTIFYING PARTICIPANTS OF ADJUSTMENTS

         The Board will take the steps it considers necessary to notify Participants of any adjustment made under Rule 8 and may call in, cancel, endorse, issue or re-issue any certificate as a result of that adjustment.

9.      ADMINISTRATION

9.1      NOTICES

         Any notice or other communication in connection with the Plan will be in writing and may be given:

         9.1.1  by personal delivery; or

         9.1.2  by sending it by post:

                (i)   in the case of a company to its registered office; and

                (ii) in the case of an individual to his last known address, or, where he is a director or employee of a Participating Company or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment; or

         9.1.3 by sending it by facsimile, email or any form of electronic transfer acceptable to the Grantor to:

                (i) in the case of a company, the facsimile number, email address or other number or address that the company notifies; and

                (ii) in the case of an individual to his last known facsimile number or email address, or where he is a director or employee of a Participating Company or an Associated Company, to his workplace facsimile number or email address.

9.2      WHEN NOTICE IS GIVEN

         Any notice under Rule 9.1 will be given:

                                                                    OCTOBER 2003

         9.2.1  if delivered, at the time of delivery;

         9.2.2 if posted, at 10.00am on the second business day after it was put into the post; or

         9.2.3 if sent by facsimile, email or any other form of electronic transfer at the time of despatch.

         In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic transfer was properly addressed and despatched as appropriate.

9.3      DOCUMENTS SENT TO SHAREHOLDERS

         Participants may receive copies of any notice or document sent by the Company to the holders of Shares.

9.4      PARTIAL EXERCISE OF OPTIONS

         If an Option is received in part, the Grantor may call in, endorse or cancel and re-issue, as it considers appropriate, any certificate for the balance of the Shares over which the Option was granted.

9.5      REPLACEMENT OPTION CERTIFICATES

         If any option certificate is worn out, defaced or lost, it may be replaced on the evidence that the Grantor requires being provided.

9.6      SHARES TO COVER OPTIONS

         The Grantor will ensure that sufficient Shares are available to satisfy all outstanding Options.

9.7      ADMINISTRATION OF THE SCHEME

         The Plan will be administered by the Remuneration Committee. The Remuneration Committee has full authority, consistent with the Plan, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt any regulations for administering the Plan and any documents it thinks necessary or appropriate. The Remuneration Committee's decision on any matter concerning the Plan will be final and binding.

9.8      COSTS OF INTRODUCING AND ADMINISTERING THE PLAN

         The costs of introducing and administering the Plan will be borne by the Company. However, the Company may require any Subsidiary of the Company to enter into an agreement which obliges that Subsidiary to reimburse the Company for any costs borne by the Company, directly or indirectly, in respect of the Subsidiary's officers or employees. The Company may also enter into a similar agreement with any Participating Company or Associated Company which is not a Subsidiary of the Company.

                                                                    OCTOBER 2003

10.      AMENDING THE PLAN

10.1     THE BOARD'S POWER TO AMEND THE PLAN

         Subject to the provisions of Rule 10, the Board can at any time amend any of the provisions of the Plan in any respect.

10.2     SHAREHOLDERS' APPROVAL

         No amendment to the advantage of Participants will be made under Rule
         10.1 without the prior approval by ordinary resolution of the members of the Company in general meeting unless the amendment is:

         10.2.1 minor and to benefit the administration of the Plan;

         10.2.2 to take account of any changes in legislation; or

         10.2.3 to obtain or maintain favourable taxation, exchange control or regulatory treatment for the Company, a Subsidiary of the Company or an Associated Company or any Participant.

10.3     PARTICIPANTS' APPROVAL

         No amendment will be made under Rule 10.1 which would abrogate or adversely affect the subsisting rights of a Participant unless it is made:

         10.3.1 with the written consent of the number of Participants that hold Options under the Plan to acquire 75 per cent. of the Shares which would be delivered if all Options granted and subsisting under the Plan were exercised (ignoring any conditions which may be attached to their exercise); or

         10.3.2 by a resolution at a meeting of Participants passed by not less than 75 per cent. of the Participants who attend and vote either in person or by proxy,

         and for the purpose of this Rule 10.3 the provisions of the articles of association of the Company relating to shareholder meetings will apply with the necessary changes.

10.4     OVERSEAS ELIGIBLE EMPLOYEES

         The Board may, in respect of Options granted to Eligible Employees who are or may become subject to taxation outside the United Kingdom on their remuneration, amend the Rules and the Grantor may amend the terms of Options in each case as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws provided that the terms of Options granted to such Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible Employees.

10.5     NOTICE OF AMENDMENTS

         Participants will be given written notice of any amendments to the Plan made under Rule 10.1 as soon as reasonably practicable after they have been made.

                                                                    OCTOBER 2003

10.6     PROHIBITED AMENDMENT

         No amendment will be made to the Plan if, as a result of the amendment, it would cease to be an Employees' Share Plan.

11.      GENERAL

11.1     TERMINATION OF THE PLAN

         The Plan will terminate at the end of the Plan Period or at any earlier time by the passing of an appropriate resolution by the Board. Termination of the Plan will not affect the subsisting rights of Participants.

11.2     THE PLAN AND FUNDING THE PURCHASE OF SHARES

         The Company and any Subsidiary of the Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable law.

11.3     RIGHTS OF PARTICIPANTS AND ELIGIBLE EMPLOYEES

         Nothing in the Plan will give any officer or employee of any Participating Company or Associated Company any right to participate in the Plan. The rights and obligations of any individual under the terms of his office or employment with a Participating Company or Associated Company will not be affected by his participation in the Plan nor any right which he may have to participate under it. A Participant holding an Option will not have any rights of a shareholder of the Company with respect to that Option or the Shares subject to it.

11.4     NO RIGHTS TO COMPENSATION OR DAMAGES

         A Participant waives all and any rights to compensation or damages for the termination of his office or employment with a Participating Company or Associated Company for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or to be entitled to exercise any Option under the Plan as a result of that termination or from the loss or diminution in value of such rights or entitlements. Nothing in the Plan or in any document executed under it will give any Person any right to continue in Employment or will affect the right of the Company, any Subsidiary of the Company or any Associated Company to terminate the employment of any Participant without liability at any time, with or without Cause, or will impose on the Company, any Participating Company, the Grantor the Board or the Remuneration Committee or their respective agents and employees any liability in connection with the loss of a Participant's benefits or rights on the exercise of a discretion under the Plan for any reason as a result of the termination of his employment.

11.5     THE BENEFITS OF RULE 11.3 AND 11.4

         The benefit of Rules 11.3 and 11.4 is given for the Company, for itself and as trustee and agent of all its Subsidiaries and Associated Companies. The Company will hold the benefit of these Rules on trust and an agent for each of them and may assign the benefit of this Rule
         11.5 to any of them.

                                                                    OCTOBER 2003

11.6     ARTICLES OF ASSOCIATION

         Any Shares acquired on the exercise of Options shall be subject to the articles of association of the Company.

11.7     CLAIMS FOR RELIEF UNDER THE TAXATION OF CHARGEABLE GAINS ACT 1992

         If Shares are transferred to a Participant in pursuance of any Option granted under the Plan, the Participant will, if required by the person making the transfer, join that person in making a claim for relief under section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal effecting the transfer.

11.8     SEVERABILITY

         The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan.

11.9     GOVERNING LAW

         These Rules will be governed by and construed in accordance with the law of England. All Participants, the Company and any other Participating Company or Associated Company will submit to the jurisdiction of the English courts in relation to anything arising under the Plan.

                                                                    OCTOBER 2003


                                   APPENDIX 1

1.       DEFINITIONS

         APPENDIX                  this appendix which forms part of the Rules;

         APPROPRIATE PERIOD        the meaning given by paragraph 26(3) of
                                   Schedule 4 to the Taxes Act;

         ASSOCIATED COMPANY        in relation to the Company:

                                   (i)    any company which has Control of the
                                          Company;
                                   (ii)   any company (other than a
                                          Participating Company) which is under
                                          the Control of any company referred
                                          to in (i) above;

         BOARD the board of directors for the time being of the Company or a duly authorised committee of it which for the avoidance of doubt may include the Remuneration Committee;

         THE COMPANY               British Biotech plc (registered no. 2304992);

         CONTROL                   means the power of a person to secure:

                                   (i)    by means of the holding of shares or
                                          the possession of voting power in or
                                          in relation to that or any other body
                                          corporate; or

                                   (ii)   by virtue of any power conferred by
                                          the articles of association or other
                                          document regulating that or any
                                          other body corporate,

                                   that the affairs of the first mentioned body corporate are conducted in accordance with the wishes of that person;


         DATE OF GRANT             with respect to an Option the date on which
                                   the Grantor grants it under Rule 2.5;


         DEALING DAY               any day on which the London Stock Exchange
                                   is open for the transaction of business;

         DISCRETIONARY SHARE
         OPTION PLAN               a share option plan, other than a
                                   savings-related share option plan, in which participation is at the discretion of the grantor of options under that plan;

         ELIGIBLE EMPLOYEE         any person who at the Date of Grant:

                                   (i)  is an employee or director of a
                                        Participating Company on terms which,
                                        in either case, require him to
                                        devote substantially the whole of his
                                        working time to his duties as such; and

                                                                    OCTOBER 2003

                                   (ii)  is not within 2 years of his normal
                                         retirement date under his contract of
                                         employment;


         EMPLOYEES' SHARE PLAN     in relation to the Company a scheme for
                                   encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of:

                                   (i)   the bona fide employees or former
                                         employees of the Company, the Company's
                                         subsidiary or holding company or
                                         a subsidiary of the Company's holding
                                         company; or

                                   (ii)  the wives, husbands, widows, widowers
                                         or children or step-children under the
                                         age of 18 of such employees or
                                         former employees;


         EXERCISE PRICE            the total amount payable on the exercise of
                                   an Option, whether in whole or in part,
                                   being an amount equal to the relevant Option
                                   Price multiplied by the number of Shares in respect of which the Option is exercised;

         GRANTOR in relation to an Option, the Person who granted it, which may be the Company or any other Person;


         JOINTLY OWNED COMPANY     any company of which not less than 50 per
                                   cent. of its ordinary share capital is
                                   beneficially owned by the Company and/or any Subsidiary of the Company and any company under the Control of any such company;

         LONDON STOCK EXCHANGE     the London Stock Exchange plc or any
                                   successor body carrying on the business of the London Stock Exchange plc;

         MARKET VALUE              in relation to a Share on any day:

                                   (i)   if the Shares are listed on the London
                                         Stock Exchange its middle market
                                         quotation (as derived from the Daily
                                         Official List of the London Stock
                                         Exchange on that day); or

                                   (ii)  if the Shares are not listed on the
                                         London Stock Exchange its market value,
                                         determined in accordance with Part VIII
                                         of the Taxation of Chargeable Gains Act
                                         1992 and agreed in advance with the
                                         Shares Valuation Division of the Inland
                                         Revenue;

         OPTION a right to acquire Shares under the Plan which is either subsisting or is proposed to be granted;

         OPTION EXERCISE DATE      the date when the exercise of an Option is
                                   effective because it complies with Rules
                                   7.2, and 7.4;

                                                                    OCTOBER 2003


         OPTION PRICE              the price per Share at which a
                                   Participant may acquire Shares on the
                                   exercise of an Option determined under
                                   Rule 3;

         PARTICIPANT               any Eligible Employee to whom an Option has
                                   been granted, or (where the context requires) his personal representatives;

         PARTICIPATING COMPANY     (i)   the Company; and

                                   (ii)  any other company which is under the
                                         Control of the Company, is a
                                         Subsidiary of the Company and is for
                                         the time being designated by the Board
                                         as a Participating Company; and

                                   (iii) any other company which is a Jointly
                                         Owned Company and which has been
                                         designated by the Board as being a
                                         Participating Company;

         PERSON any individual, corporation, partnership, limited liability company, trust or other entity of whatever nature;

         PLAN the British Biotech plc Discretionary Share Option Plan in its present form or as from time to time amended in accordance with the Rules;

         PLAN PERIOD               the period starting on the date the Plan is
                                   approved by the Company in general meeting and ending on the 10th anniversary of that date;

         REDUNDANCY                termination of the Participant's employment
                                   attributable wholly or mainly to the fact that:

                                   (i)   the employer has ceased or intends to
                                         cease;

                                         (a) to carry on the business for the
                                             purpose of which the Participant
                                             was employed; or

                                         (b) to carry on that business in the
                                             place the Participant was
                                             employed; or

                                   (ii)   the requirements of that business:

                                          (a) for employees to carry out work
                                              of a particular kind; or

                                          (b) to carry out that work in the
                                              place where the Participant was
                                              employed,


                                   have ceased or diminished or are expected to cease or diminish;

                                                                    OCTOBER 2003


         REMUNERATION              on any day, an Eligible Employee's base
                                   salary for the current year together with any bonus(es) paid to that Eligible Employee in the previous year;

         REMUNERATION COMMITTEE    a duly authorised remuneration committee of
                                   the Board all or the majority of whose
                                   members are non-executive directors;

         RETIREMENT                retirement at any age at which the
                                   Participant is bound or entitled to retire under his contract of Employment or early retirement with the agreement of the company which employs him;


         RULES                     these rules as amended from time to time;

         SCHEDULE 4                Schedule 4 to the Taxes Act;

         SHARE a fully paid ordinary share in the capital of the Company;

         SUBSIDIARY                a company is a subsidiary of another company
                                   if:

                                   (i)   that other company:

                                         (a) is a member of it and controls the
                                             composition of its board of
                                             directors; or

                                         (b) holds more than half in nominal
                                             value of its equity share capital;
                                             or

                                   (ii)  the first mentioned company is a
                                         subsidiary of any company which is
                                         that other's subsidiary;

         TAXES ACT                 the Income Tax (Pensions & Earnings Act
                                   2003; and

         VARIATION                 in relation to the equity share capital of
                                   the Company a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation or reduction.

                        APPENDIX 2 PERFORMANCE CONDITIONS


1.     INTRODUCTION

       This Appendix 2 contains the performance conditions to which any Options granted under the Plan will be subject unless and until the Remuneration Committee decides otherwise. Words and expressions defined in the rules of the Plan will have the same meaning in this Appendix 2 unless otherwise stated.

2.     DEFINITIONS

       The following definitions will apply in this Schedule.



       AVERAGE SHARE PRICE         the average of a company's Share Price on
                                   the 30 Dealing Days ending with the day
                                   in question (or, if that day is not a Dealing
                                   Day, ending on the preceding Dealing Day);

       COMPARATOR GROUP            the FTSE Small Cap Index;

       END DATE the last Dealing Day in any Performance Period, or in the event of re-testing the first anniversary of the End Date;

       FTSE SMALL CAP INDEX        an index of FTSE all share listed UK
                                   companies excluding the 350 largest stock as constituted from time to time;

       PERFORMANCE PERIOD          with respect to an Option the period of
                                   three years starting on its Date of Grant;

       SHARE PRICE                 the middle market quotations of a Share as
                                   derived from the Daily Official List of the London Stock Exchange;

       START DATE                  the last Dealing Day immediately preceding
                                   the start of a Performance Period;


3.     PERFORMANCE CONDITIONS

       The vesting of an Option will be dependent on the Company's Share Price growth relative to the Share Price growth of the constituent companies in the Comparator Group. RANKING OF COMPANIES

       As soon as reasonably practicable following the end of a Performance Period, the Remuneration Committee will rank all of the companies in the Comparator Group by their respective growths in Average Share Price. Accordingly, the Remuneration Committee will, for the Company and every company in the Comparator Groups, compare its Average Share Price on the End Date with its Average Share Price on the Start Date, and compute the percentage growth from one to the other. The Company and the companies in the Comparator Groups will then be ranked by the resulting figures (the company having the highest figure having the highest ranking). The Company's "Ranking" in the Comparator Group will be calculated by dividing its position in the ranking by the number of companies in the Comparator Group and multiplying the result by 100.

5.     VESTING OF OPTION

       An Option will vest and be exercisable:

       (i) in full if the Company's Ranking places it at or above the upper quartile of the companies in the Comparator Group; and

       (ii) as to 50% of the shares subject to that Option if the Company's Ranking places it at the median point of the companies in the Comparator Group.

            If the Company's Ranking places it between the median and the upper quartile, an Option will vest and be exercisable on a straight-line sliding scale between these two points.

            None of the shares subject to an Option will vest if the Company's Ranking places it below the median of the companies in the Comparator Group.

6.     RE-TESTING OF PERFORMANCE CONDITION

       The performance targets will first be tested on the End Date. If the target is not satisfied in full at this time it can be retested, but not beyond the fourth anniversary of the Date of Grant over a period commencing on the Start Date


7.     LAPSE OF OPTION

       To the extent that an Option does not become exercisable by the fourth anniversary of the Date of Grant, it will lapse.

8.     ADJUSTMENT

       The Remuneration Committee may make any adjustment to the performance condition set out in this Schedule that it considers appropriate to take account of any change to the determination of a company's Share Price or any other factors it considers relevant.

                   ------------------------------------------

                            DEED OF GRANT OF OPTION
                                 OVER SHARES IN
                              BRITISH BIOTECH PLC
                                       TO
                                 PETER FELLNER

                   ------------------------------------------

                                 ALLEN & OVERY
                                     LONDON
                                      PMCC
                                  EP:229692.4

                                    CONTENTS

CLAUSE                                                                           PAGE
------                                                                           ----
1.       Definitions and Interpretation .......................................    1
2.       Grant of the Option ..................................................    1
3.       Vesting of the Option ................................................    1
4.       Rights of Exercise and lapse of the Option ...........................    2
5.       Exercise of the Option ...............................................    3
6.       Tax Liability ........................................................    4
7.       Adjustment of the Option .............................................    4
8.       Administration .......................................................    4
9.       Amending the Option ..................................................    5
10.      General ..............................................................    5
11.      Counterparts .........................................................    6

Definitions Appendix

                            DEED OF GRANT OF OPTION

THIS DEED is made on          2003 by BRITISH BIOTECH PLC (registered number
2304992) whose registered office is at Thames Court, Watlington Road, Oxford, Oxfordshire, OX4 6LY (the "Company").

INTRODUCTION

In order to secure and retain the services of the Executive the Remuneration
Committee of the Company resolved on   2003, that the Executive should be
granted an option over ordinary shares in the Company on the terms and subject to the conditions set out in this Deed.

I.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     The words and expressions used in this Deed which have capital letters have the meanings set out in the Appendix.

1.2  INTERPRETATION

     The headings in this Deed are for convenience and should be ignored when construing it. Reference to any statutory provision is to that provision as amended, extended or re-enacted and includes any regulations or other subordinate legislation made under it. Reference to the singular will include the plural and vice versa.

2.   GRANT OF THE OPTION

2.1  GRANT OF THE OPTION

     By this Deed, the Company grants to the Executive an option (the "Option") to acquire 2,670,071 Shares at the Option Price (subject to adjustment under clause 7) of 100 pence per Share, subject to and in accordance with the terms of this Deed. No payment is required for the grant of the Option.

2.2  OPTION PERSONAL TO THE EXECUTIVE

     The Option is personal to the Executive and may not, nor may any rights in respect of it, be transferred or otherwise disposed of to any other person except that, on the death of the Executive, the Option may be transmitted to his personal representatives.

3.   VESTING OF THE OPTION

3.1  VESTING

     The Option will vest and become exercisable as to:

     3.1.1     1,335,035 Shares once the Shares have a value of 100p per Share;
     3.1.2 a further 667,518 Shares once the Shares have a value of 200p per Share; and
     3.1.3 a further 667,518 Shares once the Shares have a value of 300p per Share;

3.2      MARKET VALUE

         For the purpose of Rule 3.1 the Shares will only have reached the requisite value if the Market Value of a Share has been at or above the required value over 30 consecutive Dealing Days.

3.3 VESTING IN FULL ON A TAKEOVER, SCHEME OF ARRANGEMENT OR WINDING UP OF THE COMPANY

         The Option will in any event vest on the date:

         3.3.1 that any person who made an offer to acquire Shares has obtained Control of the Company as envisaged in clause 4.2.3;

         3.3.2 on which the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies under section 425 of the Companies Act 1985;

         3.3.3 on which a resolution for the voluntary winding-up of the Company has been passed;

         in each case to the extent that the Shares have reached the values set out in 3.1 above measured at the date of the relevant event set out above. If the values set out in 3.1.2 and/or 3.1.3 above have not been reached, the Option will vest pro rata on a straight line basis between the value set out in 3.1.1 or 3.1.2, as appropriate, and the value of a Share as at the date of the relevant event set out above.

4.       RIGHTS OF EXERCISE AND LAPSE OF THE OPTION

4.1      GENERAL RULES FOR EXERCISE

         Except as provided in clause 4.2, the Option can only be exercised to the extent that it has vested and may only be exercised by the Executive while he remains a director of the Company.

4.2      EXERCISE IN PARTICULAR CASES

         The Option my be exercised:

         4.2.1 within the period of one year following the date of the Executive's death;

         4.2.2 within the period of one year following the date on which the Executive ceases to be a director of the Company due to ill health, injury or disability; or

         4.2.3 within the period of six months after the date on which a person who made an offer to acquire Shares has obtained Control of the Company and any condition subject to which the offer is made has been satisfied. For the purpose of this clause 4.2.3, a person will be deemed to have obtained Control of the Company if he and others acting in concert (as defined by the City Code on Take-overs and Mergers) with him have together obtained Control of it; or

         4.2.4 within the period of six months following the court sanctioning a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies under section 425 of the Companies Act 1985; or

         4.2.5 within the period of one month following the passing of a resolution for the voluntary winding-up of the Company.

4.3       LAPSING OF THE OPTION

          The Option will lapse immediately to the extent not exercised on the first to occur of:

          4.3.1     the date falling 10 years after the execution of this deed;

          4.3.2 the expiry of the period specified in clause 4.2.1 or 4.2.2 (except that if at the time the period under clause 4.2.2 expires, time is running under clause 4.2.1, the Option will not lapse until the expiry of the period under clause 4.2.1);

          4.3.3 the expiry of the period specified in clause 4.2.3, 4.2.4 or 4.2.5;

          4.3.4 the Executive ceasing to be a director of the Company unless it is exercisable under any of clauses 4.2.1 to 4.2.5;

          4.3.5 the Executive being deprived of the legal of beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt; and

          4.3.6     any attempt by the Executive to breach clause 2.2.


5.        EXERCISE OF THE OPTION

5.1       CONDITION OF EXERCISE

          Exercise of the Option is always subject to clause 6.

5.2       EXERCISE IN WHOLE OR IN PART

          To the extent exercisable the Option may be exercised in whole or in part, provided that the Option may not be exercised in respect of less than 100 Shares.

5.3       MANNER OF EXERCISE

          Subject to clause 5.2, to exercise the Option the Executive must deliver to the Company:

          5.3.1     this Deed;

          5.3.2 a notice of exercise in the form prescribed by the Remuneration Committee signed by the Executive (or by his duly authorised agent); and

          5.3.3 payment in cleared funds of the Exercise Price for the Shares over which the Option is to be exercised.

5.4       DELIVERY OF SHARES

          Subject to obtaining any approval or consent required, the Company will deliver the Shares in respect of which the Option is validly exercised to the Executive (or his nominee) following exercise of the Option within 30 days of the Option Exercise Date.

5.5       RANKING OF SHARES

          Shares delivered to the Executive under the Option will rank equally in all respects with the Shares then in issue, except that they will not rank for any right attaching to Shares by reference to a record date preceding the Option Exercise Date.

5.6  LISTING

     If the Shares are listed on the London Stock Exchange, the Company will apply for listing of any Shares issued to satisfy the exercise of the Option as soon as practicable after their allotment.

6.   TAX LIABILITY

     Any Tax Liability of the Executive arising on the exercise of the Option will be payable by the Executive. The exercise of the Option is conditional on the Executive complying with arrangements specified by the Company (acting reasonably) for the payment of any Tax Liability including, without limitation, the deduction of tax at source or the Executive authorising the sale by the Company on his behalf of sufficient of the Shares to raise an amount of cash sufficient to meet his Tax Liability.

7.   ADJUSTMENT OF THE OPTION

7.1  VARIATION IN EQUITY SHARE CAPITAL

     If there is a Variation in the equity share capital of the Company:

     7.1.1 the number and/or the nominal value of Shares subject to the Option; and

     7.1.2  the Option Price; and

     7.1.3 where the Option has been exercised but as the date of the Variation no Shares have been allotted pursuant to that exercise, the number of Shares which may be allotted and the price at which they may be acquired, will be adjusted in the manner the Board determines, with the auditors of the Company confirming in writing their opinion that the adjustment is fair and reasonable, so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the Exercise Price remains unchanged.

7.2  NOMINAL VALUE OF SHARES

     Apart from under this clause 7.2, no adjustment under clause 7.1 can reduce the Option Price to less than the nominal value of a Share. Any such adjustment made to the Option Price can only be made if and to the extent that the Board is authorised to:

     7.2.1 capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares subject to the Option exceeds the adjusted Exercise Price; and

     7.2.2 apply that sum in paying up the amount on the Shares so that, on exercise of the Option, the Board will capitalise such sum (if any) and apply it in paying up such amount.

8.   ADMINISTRATION

8.1  NOTICES

     Any notice or other communication under this Deed may be given:

     8.1.1  by personal delivery; or

         8.1.2    by sending the same by post:

                  (i)      in the case of the Company, to its registered office;
                           and

                  (ii) in the case of the Executive to his last known address or, while he is a director of the Company to the Company's registered office.

         Where a notice or other communication is given by firs-class post, it will be deemed to have been received 72 hours after it was put into the post properly addressed and stamped.

8.2      Partial exercise of the Option

         In the case of the partial exercise of the Option, the Company may endorse this Deed for the balance of the Shares over which the Option was granted.

8.3      Shares to cover the Option

         The Company will ensure that sufficient Shares are available to satisfy the Option.

8.4      Administration of the Option

         The Option will be administered by the Remuneration Committee which will have full authority to interpret and construe the provisions of this Deed and adopt the form of exercise it thinks appropriate. Decisions of the Remuneration Committee will be final and binding on all parties.

9.       AMENDING THE OPTION

         The Company may amend the terms of this Deed with the Executive's written consent.

10.      GENERAL

10.1     Rights of the Executive

         The rights and obligations of the Executive under the terms if his office as a director of the Company will not be affected by the provisions of this Deed nor any right he may have under it. By accepting the Option granted by this Deed the Executive waives all and any rights to compensation or damages in consequence of the termination of his office for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or to be entitled to exercise the Option as a result of such termination or from the loss or diminution in value of such rights or entitlements or the unavailability of any tax relief.

10.2     Articles of Association

         Any Shares acquired on the exercise of the Option will be subject to the articles of association of the Company.

10.3     Governing Law

         This Deed will be governed by and construed in accordance with the law of England. The Executive and the Company submit to the jurisdiction of the English courts in relation to anything arising under it.

11.      COUNTERPARTS

         This Deed may be executed by the parties to it in separate counterparts, both of which, when executed, will be an original. Both counterparts will, together, constitute one and the same deed.

                              DEFINITIONS APPENDIX

1.       DEFINITIONS

         BOARD the board of directors for the time being of the Company or a duly authorised committee of it which for the avoidance of doubt may include the Remuneration Committee;

         COMPANY                    British Biotech plc (registered no 2304992);

         CONTROL has the meaning given by section 840 of the Income and Corporation Taxes Act 1988;

         DEALING DAY                any day on which the London Stock Exchange
                                    is open for business;

         EXECUTIVE                  Peter Fellner of Cookley House, Cookley
                                    Green, Near Henley on Thames, Oxon, RG9 6EN;

         EXERCISE PRICE             the total amount payable in relation to an
                                    exercise of the Option, whether in whole or in part, being an amount equal to the Option
                                    Price multiplied by the number of Shares in respect of which the Option is exercised;

         LONDON STOCK EXCHANGE      London Stock Exchange plc or any successor
                                    body carrying on the business of the London
                                    Stock Exchange;

         MARKET VALUE               in relation to a share on any day an
                                    amount equal to its middle-market quotation as derived from the Daily Official List of the London Stock Exchange;

         OPTION the right granted to the Executive to acquire Shares under this Deed;

         OPTION EXERCISE DATE       the date when an exercise of the Option is
                                    effective because it complies with clauses
                                    5.3, 5.4 and 7;

         OPTION PRICE               100 pence per Share;

         REMUNERATION COMMITTEE     the duly authorised remuneration committee
                                    of the Board all or the majority of whose members are non-executive directors;

         SHARE a fully paid ordinary share in the capital of the Company;

         TAX LIABILITY              the amount of all taxes (other than stamp
                                    duty) and or primary class 1 national
                                    insurance contributions or any other
                                    contributions which the Company is required to account for and on behalf of the Executive in respect of the Option; and

VARIATION         any variation in the equity share capital of the Company
                  including a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation or reduction.


IN WITNESS of which this Deed has been executed and has been delivered on the date first mentioned on page 1.

EXECUTED as a deed         )
by British Biotech plc     )
acting by                  )


Director


Director/Secretary